UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

CAZADOR ACQUISITION CORPORATION LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-34887	98-0668024
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 c/o Arco Capital Management LLC

 7 Sheinovo Street

 1504 Sofia, Bulgaria

 (Address of principal executive offices) (zip code)

Tel: +359 2 895 2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) The Board of Directors (the “Board”) of Cazador Acquisition Corporation Ltd. (the “Company”) (NASDAQ: CAZA CAZAU, CAZAW) accepted the resignation of Mr. Jay Johnston as Chairman of the Board, Director, and Co-Chief Executive Officer of the Company, effective March 22, 2012. Mr. Johnston’s resignation was not due to any disagreement with the Company.

(c) Mr. Francesco Piovanetti, our current Director, Co-Chief Executive Officer, President and Chief Financial Officer, has been appointed to replace Mr. Johnston as Chairman of the Board and will now serve as the sole Chief Executive Officer of the Company, effective immediately.

Item 8.01 Other Events

Entry into Letter of Intent for Business Combination

The Company today announced that it has entered into a non-binding letter of intent to complete a business combination with a company. Pursuant to the Company’s Second Amended and Restated Articles of Association, the execution of the non-binding letter of intent affords the Company a six-month extension for completion of the business combination until October 14, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
(Referenced to
Item 601 of
Regulation S-K)	Description of Exhibit
99.1	Press Release dated March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 28, 2012	CAZADOR ACQUISITION CORPORATION LTD.

	By:	/s/Francesco Piovanetti
		Name:	Francesco Piovanetti
		Title:	Chairman, Chief Executive Officer, Chief Financial Officer and President